UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  FEBRUARY 13, 2006

CONSOLIDATED GRAPHICS, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

TEXAS	001-12631	76-0190827
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NUMBER)	(I.R.S. EMPLOYER IDENTIFICATION NO.)

5858 WESTHEIMER, SUITE 200
HOUSTON, TEXAS 77057

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES AND ZIP CODE)

REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE: (713) 787-0977

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01—Entry into a Material Definitive Agreement

On February 13, 2006 Consolidated Graphics, Inc. entered into an employment agreement with Joe R. Davis, our Chairman of the Board and Chief Executive Officer.  The employment agreement became effective upon its execution and will remain effective until March 31, 2011 unless it is otherwise terminated in accordance with its terms as described below.  This employment agreement replaces the agreement previously entered into by the Company and Mr. Davis in July 2000.

Under the employment agreement, Mr. Davis is entitled to, among other items, receive a base monthly salary of $62,500 and an annual bonus not to exceed $750,000, determined by reference to certain performance measures.  Mr. Davis will also receive a one-time grant on February 13, 2006 of options to purchase 300,000 shares of our common stock at an exercise price equal to its closing stock price on February 10, 2006 subject to certain restrictions on the sale of the underlying shares during the employment period and beginning in fiscal 2007 annual restricted stock unit awards of at least 12,500 shares or such greater number as may be determined by dividing $500,000 (or such higher amount as may be determined by the compensation committee of our board of directors) by the then current stock price.  In addition, the vesting schedule of certain of Mr. Davis’ previously issued stock options were amended subject to the imposition of certain restrictions on the sale of the underlying shares during the employment period.

The employment agreement provides that it will terminate before March 31, 2011 upon a change in control of our company, the death, disability or resignation of Mr. Davis or termination by us of his employment.

If the employment agreement terminates because of Mr. Davis’ death, disability or resignation for good reason or termination by us without cause, then we will be obligated to deliver to Mr. Davis or to his estate (i) a lump sum payment in an amount equal to Mr. Davis’ remaining base salary for the period from termination through the expiration of the employment agreement and (ii) the bonus to which Mr. Davis would have been entitled at the end of the year in which the termination took place.  If the employment agreement terminates for these reasons, we will also be required to (i) accelerate to the date of termination any unvested restricted stock units of our common stock held by Mr. Davis, if Mr. Davis meets the definition in the agreement of “eligible to retire,” and (ii)  remove all restrictions on the sale of the shares of common stock underlying the options to purchase our common stock held by Mr. Davis.

If Mr. Davis’ resigns for good reason or we terminate Mr. Davis for cause, then Mr. Davis will receive a payment of his base salary through the termination date.  In addition, (i) no further restricted stock awards will be granted, (ii) vesting of restricted stock awards already granted will be accelerated to the date of termination if Mr. Davis meets the definition in the agreement of “eligible to retire”, subject to the placement of a restriction on the sale of the underlying shares until March 31, 2011, and (iii) any remaining restrictions on the sale of the shares underlying the options to purchase our common stock held by Mr. Davis will be re-set to March 31, 2011.

On February 13, 2006 the Company and Mr. Davis also entered into an amendment to the Employment and Change in Control Agreement executed by the Company and Mr. Davis on July 25, 2000, which provides Mr. Davis certain minimum compensation rights as one of the Company’s key senior executives upon the occurrence of a change in control of the Company.  The amendment provides that if, following a change in control of the Company, the Company terminates Mr. Davis’ employment (except under certain circumstances), Mr. Davis terminates the agreement or Mr. Davis dies during his employment, the Company is obligated to pay Mr. Davis (or his estate) a lump sum payment equal to a multiple of three times the sum of (i) Mr. Davis’ annual base pay (as described above) plus (ii) the amount of the bonus most recently paid or currently owed to Mr. Davis by the Company.  The amendment further provides that, if the agreement is terminated under the circumstances described above, all unvested equity-based grants held by Mr. Davis will immediately vest and be immediately eligible for conversion into shares of the Company’s common stock.

Item 9.01 Financial Statements and Exhibits

(C)  EXHIBITS

10.1                           Employment Agreement dated February 13, 2006.

10.2                           Amendment to Employment and Change of Control Agreement dated February 13, 2006.

SIGNATURE

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED HEREUNTO DULY AUTHORIZED.

CONSOLIDATED GRAPHICS, INC.
(Registrant)

	By:	/s/ G. Christopher Colville
G. Christopher Colville
Executive Vice President,
Chief Financial and
Accounting
Officer And Secretary

Date: February 14, 2006

EXHIBIT INDEX

Exhibit No.	Exhibit

10.1	Employment Agreement dated February 13, 2006.

10.2	Amendment to Employment and Change of Control Agreement dated February 13, 2006.